Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2024, in Amendment No. 4 to the Registration Statement (Form F-1/A) and related Prospectus of Fenbo Holdings Limited dated August 29, 2024.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co. (PCAOB ID: 2769) Hong Kong
August 29, 2024